Exhibit 10.15

AMENDMENT No. 1

TO 10% CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 (“Amendment”) to the 10% Convertible Promissory Note dated December 1, 2022 (the “Note”) is made and entered into as of April 24, 2023 and is effective as of December 30, 2022, by and between LeeWay Services, Inc., a Nevada corporation (the “Company”) and SWL Investments, L.P., an Oklahoma limited partnership (“Holder”). Each of the Company and Holder is a “Party” to this Amendment and the Company and the Holder, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Holder entered into the Note on December 1, 2022;

WHEREAS, the Company and the Holder desire to amend the Note to revise certain terms.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Note as follows:

1.	Definition of the “Conversion Price” is Section 1 of the Note is hereby deleted in its entirety, and in its place the following is inserted:

““Conversion Price” means Five Dollars ($5.00) per share.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Note shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Note. This Amendment shall be effective as of December 30, 2022.

The Parties hereby confirm that on December 30, 2022 they have mutually agreed to convert the Note in full into 410,000 shares of common stock of LeeWay Services, Inc.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed on April 24, 2023.

“COMPANY”
LEEWAY SERVICES, INC.

Signature
Keith Merrell
Print Name
Chief Financial Officer
Title

ACCEPTED AND AGREED BY: “HOLDER”
SWL INVESTMENTS, L.P.

Signature
S. Whitfield Lee
Print Name
Managing Partner
Title